Exhibit 10.1

DATED 1 February 2010

(1)	NORTRUST NOMINEES LIMITED

(2)	CITYSYNC LIMITED

LEASE

of Falcon House Unit J City Park Watchmead Welwyn Garden City Hertfordshire

From:	2010

Term:	10 years

Expires:	2020

Initial rent:	£50,000 per annum

B O O D L E
H A T F I E L D

89 New Bond Street • London W1S 1DA
Telephone: 020 7629 7411 • Fax: 020 7629 2621
DX 53 Chancery Lane

LAND REGISTRY PRESCRIBED CLAUSES

LR1. Date of lease	1 February 2010

LR2. Title number(s)	LR2.1 Landlord’s title number(s)

HD243902

LR2.2 Other title numbers

None.

LR3. Parties to this lease	Landlord:

NORTRUST NOMINEES LIMITED (Company Registration Number 955951) whose registered office is at 50 Bank Street Canary Wharf London E14 5NT

Tenant:

CITYSYNC LIMITED (Company Registration Number 3791347) whose registered office is at 124a Great North Road Hatfield Hertfordshire AL9 5JN

Other parties:

None.

LR4. Property	As defined as the “Premises” in Schedule 1 to this lease.

In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

LR5. Prescribed statements etc.	None.

LR6. Term for which the Property is leased	The term as specified in this lease at Clause 2.

LR7. Premium	None.

LR8. Prohibitions or restrictions on disposing of this lease	This lease contains a provision that prohibits or restricts dispositions.

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LR9. Rights of acquisition etc.	LR9.1 Tenant’s contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land.

None.

LR9.2 Tenant’s covenants to (or offer to) surrender this lease.

None.

LR9.3 Landlord’s contractual rights to acquire this lease.

None.

LR10. Restrictive covenants given in this lease by the Landlord in respect of land other than the Property	None.

LR11. Easements	LR11.1 Easements granted by this lease for the benefit of the Property.

The easements described in Schedule 2 to this lease.

LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property.

The easements described in Schedule 3 to this lease.

LR12. Estate rentcharge burdening the Property	None.

LR13. Application for standard form of restriction	None.

LR14. Declaration of trust where there is more than one person comprising the Tenant	Not applicable.

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THIS LEASE made the 1st day of February 2010

BETWEEN:

(1)	NORTRUST NOMINEES LIMITED (Company Number 955951) whose registered office is at 50 Bank Street Canary Wharf London E14 5NT (“the Landlord”) and

(2)	CITYSYNC LIMITED (Company Registration Number 3791347) whose registered office is at Turpin Court 124a Great North Road Hatfield Hertfordshire AL9 5JN (“the Tenant”)

WITNESSES as follows:

1.	INTERPRETATION

In This Lease the headings and table of contents shall be ignored in its construction and unless the context otherwise requires:

Defined terms

	1.1	The following expressions have the meanings set against them:

		“Basic Rent”	the rent payable under Clause 2.1

“Common Parts”

those parts of the Estate which are not from time to time let or intended to be let to any occupational tenants and any other areas or facilities used in common or in connection with or serving the occupiers of the Estate

		“Conduits”	pipes sewers drains cisterns ducts gutters watercourses wires cables channels flues and other conducting media and any other ancillary apparatus

		“Contractual Expiry Date”	the date on which the contractual term created by Clause 2 will expire if the Term does not end earlier

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“Estate”

the whole and each part of the land and premises edged green on the attached plan being the land registered at H M Land Registry under title number HD243902 TOGETHER WITH (where the context so admits) any additional property in which during the Term the Landlord has a freehold or leasehold interest and which has been constructed or acquired to form part of the Estate

“Full Cost of Reinstatement”

such amount as the Landlord from time to time determines as the cost of rebuilding the relevant part or parts of the Estate after destruction, by an Insured Risk (including the cost of shoring-up demolition site clearance any works that may be required by statute fees payable on any applications for planning permission or other consents professional fees and other incidental expenses) when the rebuilding occurs including any increases in building costs up to the time of completion

“Insurance Rent”

such sums as shall be a fair proportion (as determined from time to time by the Landlord save in the case of Loss of Rent when the proportion shall be 100%) of the amount which the Landlord pays by way of gross premium (or if the Premises or the Estate are insured with other property where applicable a fair proportion of such sums payable under the relevant insurance policy determined from time to time by the Landlord):

for effecting insurance under Clause 5.1 and

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in respect of the Landlord’s Liability Insurance

TOGETHER WITH the said proportion of:

all expenses incurred by the Landlord in connection with assessing the Full Cost of Reinstatement of the Estate and any excesses under any policy of insurance effected by the Landlord under Clause 5.1 in respect of any Insured Damage that occurs

“Insured Damage”

damage or destruction to any part of the Estate which is caused by a risk against which and to the extent that at the time of the damage or destruction the Landlord has or should have effected insurance of that part of the Estate under Clause 5.1

“Insured Risks”

fire lightning storm explosion impact aircraft and other aerial devices and articles dropped therefrom riot malicious damage civil commotion earthquake (fire and shock) bursting or overflowing of water tanks apparatus or pipes (including any of the foregoing where caused by acts of terrorism) for so long as each such risk either:

remains insurable with insurers of repute at reasonable commercial rates or is actually insured by the Landlord in its discretion for the purposes of this Lease such other risks of damage or destruction against which the Landlord from time to time decides to effect insurance for the purposes of

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this Lease (if any)

“Landlord’s Liability Insurance”

insurance against all liability of the Landlord to third parties arising out of or in connection with the Estate or any matter relating to the Estate on such terms and in such amount as the Landlord from time to time determines

“Loss of Rent”

the amount of the Basic Rent and Service Charge for the time being payable during a period of three years (or for so long as the Landlord so elects during such longer period as the Landlord from time to time determines necessary in order to rebuild the Estate) including:

	(1)	any increase in the Basic Rent during such period which the Landlord estimates will occur as a result of any review due under Clause 8 and

	(2)	in respect any part of the period after Contractual Expiry Date the Landlord’s estimate of the open market rent for the Premises (as defined in Clause 8) as at the Contractual Expiry Date

“Order”	the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003

“Outgoings”

(in relation to the Estate the Common Parts the Premises or other property as the context requires) all present and future rates charges taxes assessments impositions and outgoings of any kind (including without limiting the foregoing any which are of a capital or non-

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recurring nature or wholly novel) assessed charged imposed or payable by or on any owner or occupier of or on or in respect of the Estate the Common Parts the Premises or other property respectively excluding (save for Value Added Tax) any payable by the Landlord or any superior landlord occasioned by receipt of the Rents or the rents payable under a superior lease or by any dealing with any interest in the Premises of the Landlord or any superior landlord

“the Phase”	that part of the Estate for the purposes of identification only shown edged brown on the plan

“Planning Acts”

the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 and the Planning (Hazardous Substances) Act 1990 and any other statutes relating to town and country planning

“Plant”

all plant and machinery now or hereafter in or serving the Estate including (but without limiting the foregoing) any lifts and lift machinery boilers public address system internal telephones air conditioning heating and ventilation plant and machinery sprinklers and associated Conduits electrical systems fire detection and fire prevention systems central or monitoring systems and installations and any plant and machinery from time to time installed to replace any of the foregoing

“Premises”	the whole and each part of the part of the Estate

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known as Unit J more particularly described in Schedule 1

	“Prescribed Rate”	4 per cent per annum above the base rate of HSBC Bank plc or above such other rate of interest as the Landlord from time to time reasonably determines

	“Quarter Days”	25 March 24 June 29 September and 25 December in each year

	“Rents”	the Basic Rent the Insurance Rent and the Service Charge

	‘‘Service Charge”	the sums payable by the Tenant at the times and in the manner set out in Schedule 5

	“Services”	the services set out in Part 3 of Schedule 5

	“Term”	the term of years granted by Clause 2 with any period of holding-over extension or continuance by statute or common law

“Visitor”

the Tenant any undertenant (however remote) of the whole or any part of the Premises and any person at or near the Estate expressly or by implication with the authority of the Tenant or any such undertenant

	“1954 Act”	the Landlord and Tenant Act 1954

End of the Term

1.2	“The last year of the Term” and “the end of the Term” mean the last twelve months of and the end of the Term however it ends (including by expiry notice forfeiture or surrender)

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Landlord and Tenant (Covenants) Act

1.3

The expressions “excluded assignment” “authorised guarantee agreement” and “collateral agreement” have in relation to this Lease the meanings specified in Sections 11(1) 16 and 28(1) of the Landlord and Tenant (Covenants) Act 1995

Construction of obligations

1.4	Obligations by the Tenant:

1.4.1

not to do or omit to do anything in relation to the Premises or the Estate include an obligation to ensure that it is not done or omitted by (in relation to the Premises) any other person and (in relation to other parts of the Estate) any Visitor

1.4.2

to do anything in relation to the Premises or the Estate include an obligation to ensure that (in the case of the Premises) all other persons and (in the case of other parts of the Estate) all Visitors comply with them

1.5	References to obligations of the Tenant in this Lease include obligations of the Tenant in any document entered into pursuant to this Lease and in any collateral agreement

Statutes

1.6

References to a statute or a statutory instrument include any extension amendment or re-enactment for the time being in force and any regulations instruments permissions directions orders or notices for the time being made or issued under them

Value Added Tax

1.7	References to Value Added Tax include any similar tax substituted for or levied in addition to it

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Indemnities

1.8

Obligations to indemnify the Landlord against a matter are obligations to indemnify the Landlord against liabilities actions proceedings damages penalties costs expenses claims and demands of whatsoever nature and any fees and expenditure incurred arising directly or indirectly from or in connection with that matter

Superior interests

1.9	References to the Landlord include any superior landlord and any chargee of the Landlord or of any superior landlord where:

1.9.1

the relevant superior lease or charge requires the approval of the superior landlord or chargee to a matter and the Landlord’s approval to that matter is required under this Lease (although nothing in this Lease shall prevent the superior landlord or chargee from withholding its approval if it is entitled to do so under the relevant superior lease or charge)

	1.9.2	there is provision for repayment to the Landlord of any expenses incurred and

	1.9.3	there is an indemnity in favour of the Landlord

Approvals

1.10	References to the approval or consent of or to a matter being approved by a person are to its prior written approval or consent

Vitiation of insurance

1.11

References to insurance being vitiated are to the insurance effected under Clause 5.1 (and if relevant any other insurance effected by the Landlord against damage or destruction to neighbouring property or Landlord’s Liability Insurance or other similar insurance) being vitiated and/or payment of the insurance monies under such insurance being refused in whole or part by reason of any act or omission by any Visitor (whether or not also resulting from an act or omission by any other person)

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Parties and joint and several obligations

1.12

References to “the Landlord” and “the Tenant” include the immediate landlord and tenant for the time being under this Lease and (if respectively more than one person) their obligations are joint and several

Cross-references

	1.13	Without further designation references to:

		1.13.1	numbered Clauses and Schedules are to clauses of and schedules to this Lease

		1.13.2	a numbered paragraph is to that paragraph of the Schedule (or Part of the Schedule) in which the reference appears and

		1.13.3	a numbered Part is to that Part of the Schedule in which the reference appears

2.	TERM RIGHTS & RENTS

The Landlord LEASES the Premises to the Tenant

TOGETHER WITH (in common with the Landlord those authorised by it and others with similar rights) the rights specified in Schedule 2

RESERVING to the Landlord and those authorised by it the rights specified in Schedule 3

SUBJECT to all rights and obligations affecting the Premises including (insofar as they are subsisting and affect the Premises) the matters specified in Schedule 4

TO HOLD to the Tenant from and including the 1st day of February 2010 for a term of ten years

PAYING to the Landlord:

	2.1	Yearly during the Term (and proportionately for any shorter period):

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		2.1.1	from and including the 1 May 2010 up to and including 31 January 2011 the annual rent of £50,000 (Fifty thousand pounds) per annum plus VAT

		2.1.2	from and including 1 February 2011 to and including 31 January 2012 the annual rent of £75,000 (Seventy-five thousand pounds) per annum

		2.1.3	from and including 1 February 2012 to and including 31 January 2013 the annual rent of £90,000 (Ninety thousand pounds) per annum

		2.1.4	from and including 1 February 2013 to and including 31 January 2014 the annual rent of £105,000 (One hundred and five thousand pounds) per annum

		2.1.5	from and including 1 February 2014 for the remainder of the Term the annual rent of £120,000 (One hundred and twenty thousand pounds) plus VAT (subject to increase in accordance with Clause 8)

by equal quarterly payments in advance on the Quarter Days the first payment (being a proportionate sum) to be made on the date three months from the date hereof in respect of the period commencing 1 May 2010 and continuing up to and including 24 June 2010.

	2.2	By way of further rent the Insurance Rent within 14 days of demand

	2.3	By way of further rent the Service Charge

3.	TENANT’S COVENANTS

The Tenant COVENANTS with the Landlord during the Term and thereafter as specified as follows:

Rent

	3.1	To pay the Rents:

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	3.1.1	in accordance with Clause 2 without any deduction and not to exercise any right or claim to withhold rent or legal or equitable set-off

	3.1.2	(if so requested by the Landlord in writing) by banker’s standing order or credit transfer to a bank account in the United Kingdom nominated by the Landlord and

3.1.3

(together with the other sums due under this Lease) from an account in the name of the Tenant maintained with an institution falling within Regulation 8(4) of the Money Laundering Regulations 1993 (no longer in force) which means an account held with:

		3.1.3.1	an institution which is for the time being authorised by the Bank of England under the Banking Act 1987 or by the Building Societies Commission under the Building Societies Act 1986

		3.1.3.2	a European authorised institution within the meaning of the Banking Coordination (Second Council Directive) Regulations 1992 or

		3.1.3.3	any other institution when it is an authorised credit institution (as defined in the said Money Laundering Regulations)

Interest on arrears

3.2

To pay the Landlord interest at the Prescribed Rate from when the rent or other sum was due or incurred until actual payment or reimbursement (whether formally demanded or not and before and after judgment) on:

	3.2.1	any part of the Rents unpaid 14 days after the due date

	3.2.2	any other sum due under this Lease unpaid 14 days after it is due and

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	3.2.3	any sum reasonably incurred by the Landlord as a result of a failure by the Tenant to comply with its obligations in this Lease and not paid within 14 days of demand

PROVIDED THAT this sub-clause is without prejudice to any other right of the Landlord and Rents and other sums shall be deemed unpaid if the Landlord has refused to accept a payment so as not to waive a right to forfeit this Lease

Outgoings

3.3	To pay and indemnify the Landlord against:

	3.3.1	all Outgoings which relate to the Premises and

	3.3.2	the costs incurred by the Landlord in maintaining repairing and renewing all Conduits and Plant which solely serve and are outside the Premises

Common outgoings

3.4

To pay to the Landlord on demand a fair proportion (to be determined from time to time by the Landlord) of any Outgoings which relate to the Estate as a whole on its own or with other property or the Premises and other property

Value Added Tax

3.5

To pay the Landlord as additional rent any Value Added Tax chargeable on any payments or other consideration (including the Rents) made or given by the Tenant under or in connection with this Lease such Value Added Tax to be payable in addition to such payments or other consideration

3.6

Where under this Lease the Tenant agrees to pay the Landlord or any other person (including without limitation by way of service charge indemnity or reimbursement) a sum calculated by reference to an amount expended by the Landlord or another person to pay in addition a sum equal to any Value Added Tax on such amount save to the extent (if any) that it will be recoverable by the Landlord or other person respectively without (if respectively it has not done so) exercising any election to waive exemption from Value Added Tax

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Gas electricity and other services

3.7

To pay to the suppliers all charges for gas electricity and other services consumed or used at or in connection with the Premises and all charges for meters and telephones and to comply with all regulations and requirements of the supplying authorities insofar as they relate to the Premises

Repair

3.8

To keep the Premises (including the tiles carpeting and other furnishing of the floors) in good and substantial repair and condition (including decorative condition) and (when necessary) to renew and rebuild the Premises except (subject to the first proviso to Clause 5.3) Insured Damage save where the insurance against such Insured Damage is vitiated and excepting damage or destruction caused by inherent defects PROVIDED THAT the Tenant shall not be required to keep the Premises in any better state and condition than they are in (save for fair wear and tear) at the commencement of the Term as evidenced by the Schedule of Condition annexed hereto

3.9	To carry out as soon as possible and complete as soon as practicable any works requested by the Landlord under that proviso

3.10	To keep the Premises in a clean and tidy condition and clear of all rubbish

3.11	To replace any landlord’s fixtures in the Premises which are or become beyond repair with other good quality fixtures

3.12

To give written notice to the Landlord of any defect or item requiring repair in the Premises or the Estate which might give rise to a common law or statutory duty on the Landlord in favour of the Tenant or any other person as soon as it comes to the attention of the Tenant or those deriving title under it

3.13	To indemnify the Landlord against any breach of any such duty

To clean windows

3.14	To clean all windows of the Premises as often as necessary and at least once in every two months

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Internal decoration

3.15

In the fifth year of the Term and in the last six months of the last year of the Term (but not so that these works are required twice in any one period of twelve consecutive months) to prepare and paint with at least two coats of high quality paint all parts of the inside of the Premises as shall have been previously painted

External decoration

3.16

In the fifth year of the Term and in the last six months of the last year of the Term (but not so that these works are required twice in any one period of twelve consecutive months) to prepare and paint with at least two coats of high quality paint all parts of the exterior of the Premises as shall have been previously painted and as often as is in the opinion of the Landlord necessary to clean and re-point the external brickwork plasterwork and stonework of the Premises PROVIDED THAT the Tenant shall not paint the whole or any part of any external brickwork or stonework of the Premises unless such has usually been painted before the date of this Lease

3.17

As often as is in the opinion of the Landlord necessary to clean and treat in a proper manner and in accordance with any instructions issued by the Landlord all other surfaces and fixtures in the Premises not required to be painted

No change to colours

3.18	Not to change any colours and patterns of the decorations of the Premises

Standard of works

3.19	To carry out the repairs decorations and other works required under this Lease in a good and workmanlike manner and to the reasonable satisfaction of the Landlord

Reinstatement and delivery at end of Term

3.20	Before the end of the Term:

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	3.20.1	(save to the extent that the Landlord otherwise directs in writing) to remove any additions or alterations made to the Premises during the Term

	3.20.2	to remove any advertisements or signs erected on or near the Premises

	3.20.3	to make good any damage caused by such removal and the removal of tenant’s fixtures and chattels

3.21

At the end of the Term to deliver the Premises up in repair and in accordance with the Tenant’s obligations in this Lease and promptly to apply to the Land Registry to remove any notice of this Lease from the Landlord’s title

Alienation

3.22

Not to assign charge underlet hold on trust for another or otherwise part with or share possession or occupation of or suffer any other person to occupy or have an interest in the whole or any part of the Premises save by way of an assignment charge or underletting of the whole of the Premises satisfying the relevant requirements of Schedule 6

Enforcement of underlease terms

3.23	In relation to any underlease however remote of the whole or any part of the Premises:

	3.23.1	not to waive or vary its terms

3.23.2

to procure that the tenant for the time being complies with the covenants given or which it should have given to the Landlord pursuant to Part 2 of Schedule 6 and in any document entered into by the Tenant pursuant to this Lease

	3.23.3	to operate properly any provisions for the review of rent thereby reserved so as to increase such rent to the maximum extent in accordance with its terms

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3.23.4

not without the approval of the Landlord (such approval not to be unreasonably withheld) to agree the yearly rent payable under it at any rent review or renewal nor to agree upon the appointment of a person to act as a third party determining the rent in default of agreement

	3.23.5	to submit to any court expert or arbitrator determining such rent any representations that the Landlord requests and

	3.23.6	within 14 days to give notice to the Landlord of the details of the determination of every rent review

Registration of dealings

3.24

Within 21 days after any assignment charge underlease or transmission or other disposition or devolution relating to the whole or any part of the Premises or any derivative interest in them to give notice of such to the Landlord and to produce to the Landlord a certified copy of the relevant document (and in the case of an underlease in respect of which the provisions of Sections 24 to 28 (inclusive) of the 1954 Act have been excluded a certified copy of both the notice served by the landlord thereunder and the tenant’s declaration or statutory declaration in response pursuant to Section 38A of that Act) and to pay the Landlord’s solicitors’ reasonable and proper charges for the registration of every such document

Alterations

3.25

Not to erect any new buildings on the Premises nor to annex the Premises to other premises nor to make any alterations or additions which will alter the height elevation or architectural appearance of the Premises and not to make any other external or any structural alterations or additions to the Premises

3.26

Subject to Clause 3.25 not to make any other alterations or additions to the Premises without the Landlord’s approval (such approval not to be unreasonably withheld) nor without having entered into such obligations as the Landlord shall require as to their execution and reinstatement PROVIDED THAT no approval shall be required for the erection of internal demountable

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partitioning but the Tenant shall submit full details to the Landlord before doing so

3.27

Before starting any works of a substantial nature to provide if the Landlord so requests adequate security in the form of a deposit of money or the provision of a bond as assurance to the Landlord that they will be fully and properly completed and that any covenants entered into by the Tenant with the Landlord pursuant to Clause 3.26 will be complied with

Permitted user

3.28	To use the Premises only for a use within Class B1 and/or B2 and/or B8 of the Schedule to the Town and Country Planning (Use Classes) Order 1987

No nuisance

3.29

Not to do on the Premises or the Estate anything which in the opinion of the Landlord may become or cause a nuisance disturbance damage annoyance or inconvenience to the Landlord or its lessees or to the owners or occupiers of neighbouring property

No overloading

3.30

Not to do or bring in or on the Premises or the Estate anything which may put any weight or impose a strain in excess of that which the Premises or the Estate are designed to bear with due margin for safety and not to fix any machinery to the walls ceilings or roof of the Premises or the Estate

Other restrictions

3.31	Not to change the name of the Premises without the approval of the Landlord

3.32

To keep the entrance ways of and exits from the Premises and the buildings on the Premises clear and unobstructed at all times and not to park load or unload save in those parts of the Estate from time to time designated for such purpose by the Landlord and not to cause an obstruction in any part of the Estate

3.33	Not to hold any sale by auction on the Premises

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3.34	Not to permit any person to sleep in the Premises nor to use the Premises or the Estate for any residential illegal or immoral purpose

3.35

Not to allow to pass into the sewers drains or watercourses serving the Premises or the Estate any noxious or deleterious effluent or other substance which may obstruct or damage them and to make good any such obstruction or damage caused thereto by any Visitor

Contamination

3.36

Not to allow any noxious or deleterious effluent or any form of contaminant or pollutant or other substance to seep into or otherwise enter the buildings or other structures on the Premises or the ground below them

Skips

3.37

Not to bring any skips onto the Premises or the Estate except with the approval of the Landlord and to screen from view to the satisfaction of the Landlord any skips to which the Landlord gives approval and not to allow rubbish to be blown out of the skips

Waste and refuse

3.38	Not to discharge trade effluent or waste without the approval of the Landlord

3.39

To make proper and adequate arrangements for the frequent removal from the Premises of all trade and other waste in accordance with the requirements of any competent authority and any regulations from time to time made by the Landlord

Plant and machinery

3.40

Not without the approval of the Landlord to erect or install in the Premises or the Estate any engine or machinery or other appliance or apparatus of any description (other than usual office machinery in the Premises which is not a fixture nor audible outside the Premises) and to ensure that any such erected or installed is properly installed and safely maintained and not liable to leak or cause a fire or explosion

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3.41

Not to overload the electrical wiring or drainage installations and apparatus in or serving the Premises or the Estate and to ensure that any in or solely serving the Premises comply with the terms conditions and regulations of the relevant authorities

3.42

Not without the approval of the Landlord to dismantle adjust alter or otherwise interfere with the Plant in the Premises or the Estate other than (in the case of Plant in the Premises only) to operate the external switches or controls intended for the personal use of the occupant which it serves and not to do anything in the Premises or the Estate whereby the working of any part of the Plant may be impaired or adversely affected

3.43

To keep all Plant within and exclusively serving the Premises in working order and to enter into and maintain comprehensive maintenance contracts in forms and with reputable contractors approved by the Landlord (such approval not to be unreasonably withheld) for the maintenance and repair of all Plant within and exclusively serving the Premises and to produce on demand to the Landlord the receipt for the current year’s premium and a copy of the relevant contract and of any reports made by the contractors and to comply with the recommendations of the contractors

Aerials

3.44

Not without the Landlord’s consent (not to be unreasonably withheld or delayed) to erect on the exterior of the Premises or the Estate any mast wire or aerial radio or television mast aerial or dish or any CCTV equipment or any erection of any kind whatsoever

Signs

3.45

Not to fix or exhibit on the exterior of or (if visible from the exterior) the interior of the Premises nor anywhere on the Estate any sign placard notice fascia board or advertisement other than with the approval of the Landlord (such approval not to be unreasonably withheld) signs on the Premises giving the name of the Tenant and occupiers of the Premises

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Preservation of rights and boundaries

3.46	Not to obstruct any window or light enjoyed by the Premises and to use best endeavours to prevent the loss of any right belonging to the Premises

3.47

To prevent any encroachment on the Premises and the acquisition of any right over the Premises and to notify the Landlord immediately if an encroachment or the acquisition of a right is attempted or made

Reletting and for sale notices

3.48

To permit the Landlord at any time after the date six months before the Contractual Expiry Date in the case of re-letting and at any time in the case of sale to fix and retain on any suitable part of the Premises a notice for re-letting the Premises or stating that the Premises or the Estate are for sale and not to remove or obscure such notice and to permit all persons with the authority of the Landlord to view the Premises at reasonable hours on prior appointment

Rights of entry

3.49	To permit the Landlord and those authorised by it to enter the Premises to:

	3.49.1	ascertain whether the Tenant has complied with its obligations in this Lease

	3.49.2	assess the Full Cost of Reinstatement

	3.49.3	take schedules of fixtures and chattels to be yielded up at the end of the Term

	3.49.4	provide the Services and carry out the other matters referred to in Schedule 6

	3.49.5	carry out repairs decorations alterations or other works to neighbouring property

	3.49.6	inspect repair renew connect to cleanse move relay or construct existing or new Conduits or Plant in over or under the Premises serving or to serve any neighbouring property

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	3.49.7	comply with the obligations in any superior lease

	3.49.8	comply with its obligations (if any) under any statute affecting the Premises or the Estate

	3.49.9	do anything else reasonable which cannot otherwise be conveniently done

AND anyone exercising the right of entry shall:

	3.49.10	(except in an emergency) do so only at reasonable times and on reasonable notice

	3.49.11	cause as little damage and inconvenience as reasonably practicable and

	3.49.12	make good any resulting damage to the Premises

To permit Landlord to remedy breach

3.50

To permit the Landlord and all those authorised by it to enter the Premises without liability to the Tenant for any damage or inconvenience thereby created to remedy any breach of the Tenant’s obligations in this Lease specified by the Landlord by notice to the Tenant if:

	3.50.1	one month thereafter the Tenant has not started or is not continuing diligently to remedy the breach

	3.50.2	two months thereafter the Tenant has not completed remedying the breach or

3.50.3

in the Landlord’s opinion the Tenant is unlikely to have completed remedying the breach within two months thereafter or such shorter period as the Landlord reasonably considers necessary in the circumstances

AND the costs so incurred by the Landlord (including solicitors’ and surveyors’ fees) shall be a liquidated debt and paid by the Tenant to the Landlord on demand

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Statutory obligations

3.51

To comply with the present and future requirements of any statute government department local or other public or competent authority or court relating to the Premises or their use whether imposed on any owner or occupier of them

3.52	To execute all works and provide and maintain all arrangements on or in respect of the Premises or their use that are thereby required

3.53

Not to do or omit to do in the Premises or the Estate anything as a result of which the Landlord may under any statute have imposed upon it or become liable to pay any penalty damages compensation costs charges or expenses

Copies of notices

3.54

Immediately after receipt to give to the Landlord full particulars of any notice order proposal or recommendation given to or served on the Tenant or any owner or occupier of the Premises affecting the Premises or neighbouring property whether advertised or served directly on the Tenant or any such owner or occupier or the original (or a copy) is received by any of them from any other person

3.55

If so requested by the Landlord to produce any such notice order proposal or recommendation and at the request of the Landlord to make or join in making such objections or representations in respect of it as the Landlord requests

To pay charges under Planning Acts

3.56

To pay any charge or levy imposed under the Planning Acts during or after the Term in respect of the carrying out or maintenance of any operations at the Premises or the commencement or continuance of any use of the Premises during the Term

No planning applications etc without consent

3.57	Not to serve any notice on nor to enter into any agreement with the planning authority nor without the approval of the Landlord make any application for permission under the Planning Acts

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Copies of permissions

3.58	Immediately on receipt to give to the Landlord a copy of the grant refusal or modification of any permission or other decision under the Planning Acts

To obtain approval of permissions

3.59

Notwithstanding any consent or approval granted by the Landlord not to make any alteration or addition to the Premises or any change of use until the Landlord has approved every necessary permission such approval not to be unreasonably withheld PROVIDED THAT the Landlord may refuse approval inter alia on the grounds that any condition contained in it or anything omitted from it or any other thing referred to in it would in the opinion of the Landlord be (or be likely to be) prejudicial to the Landlord’s interest in the Premises during or after the end of the Term

To complete works before end of Term

3.60	To carry out and complete before the end of the Term:

	3.60.1	any works to be carried out to the Premises by a date after the end of the Term by a condition of any planning permission granted for any development begun before the end of the Term and

	3.60.2	any development begun upon the Premises in respect of which the Landlord shall or may be liable for any charge or levy under the Planning Acts

Landlord’s costs

3.61

To pay to the Landlord on demand and indemnify the Landlord against all reasonable costs fees damages charges and expenses (including without limitation those of agents bailiffs and professional advisers) incurred by the Landlord in connection with or incidental to:

3.61.1

any application by the Tenant or any person deriving title under the Tenant in connection with the Premises or any term of this Lease whether it proceeds or is granted refused or granted subject to conditions including (without limitation) of any advisers instructed

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by the Landlord to consider whether an assignee satisfies the requirements of Part 1 of Schedule 6 and in connection with making representations to any independent expert appointed under that Part and the costs of such expert and his appointment

3.61.2

the preparation and service of a notice under Section 146 of the Law of Property Act 1925 or any steps taken in or in contemplation of proceedings under Section 146 or 147 of that Act or otherwise requiring the Tenant to remedy any breach of the Tenant’s obligations in this Lease (notwithstanding that forfeiture is avoided otherwise than by relief granted by the court and whether or not any right of forfeiture is waived by the Landlord or a notice served under the said Section 146 is complied with by the Tenant)

3.61.3

any steps taken in or towards preparing or serving a schedule of dilapidations whether during or after the end of the Term and the negotiation and agreement of the amount payable by the Tenant in respect of any items of disrepair or other breaches of covenant which it has not remedied at the end of the Term

	3.61.4	the recovery or attempted recovery of arrears of the Rents or other sums due from the Tenant under this Lease or any other breach by the Tenant of its obligations in this Lease

Indemnities

3.62	To indemnify the Landlord against any act omission or negligence of any Visitor and any breach of the Tenant’s obligations in this Lease by any Visitor

Regulations

3.63	To comply with any written regulations from time to time made by the Landlord relating to the management security or occupation of the Estate

Registration

3.64	To apply to the Land Registry to register this Lease

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4.	LANDLORD’S COVENANTS

The Landlord COVENANTS with the Tenant as follows:

Quiet enjoyment

4.1

That the Tenant shall peaceably hold and enjoy the Premises during the Term without interruption or disturbance from or by the Landlord or any person lawfully claiming under or in trust for the Landlord

Services

4.2

(Subject to payment by the Tenant of the Service Charge) throughout the Term to use its reasonable endeavours to carry out the Services in accordance with the principles of good estate management PROVIDED THAT:

4.2.1

notwithstanding any implied or express obligation the Landlord shall not be liable to the Tenant for any failure or interruption in any of the Services by reason of any breakdown maintenance or repair works renewals or any cause beyond its control

	4.2.2	the Landlord may from time to time add to vary or discontinue the Services so long as the addition variation or discontinuation complies with the principles of good estate management

5.	INSURANCE OBLIGATIONS

The Landlord and the Tenant AGREE with each other as follows:

Landlord to effect insurance

5.1

(Unless the insurance is vitiated and subject to such reasonable or usual exclusions qualifications and excesses as the insurers require or as the Landlord may reasonably agree) the Landlord shall insure and keep insured the Estate (including all additions and alterations thereto) (excluding tenant’s fixtures and any items which the Tenant covenants to insure) against risk of loss or damage by the Insured Risks in the Full Cost of Reinstatement and for Loss of Rent

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Landlord to obtain consents for rebuilding

5.2

If the Estate suffers Insured Damage the Landlord shall use its reasonable endeavours to obtain all planning permissions or other permits and consents required under the Planning Acts or other statutes (if any) (“the Permissions”) to enable it to rebuild the parts of the Estate which have suffered the Insured Damage so as to make good the Insured Damage PROVIDED THAT:

5.2.1

if the insurance against any Insured Damage (or any damage or destruction which would be Insured Damage but for such vitiation) is vitiated the Landlord’s obligations in Clauses 5.2 and 5.3 shall not apply in relation to that damage or destruction unless and until the Tenant has within six months of the occurrence of the damage or destruction paid to the Landlord in full any sums due under Clause 5.5.2 as a result of the vitiation

	5.2.2	all sums received in respect of such insurance shall belong beneficially solely to the Landlord

Landlord to reinstate (other than minor damage)

5.3

If the Estate suffers Insured Damage the Landlord shall as soon as reasonably practicable (or where required as soon as reasonably practicable after the Permissions have been obtained) rebuild the parts of the Estate which have suffered the Insured Damage so as to make good the Insured Damage PROVIDED THAT if in the opinion of the Landlord only minor damage has been so caused to the Premises the Landlord may by notice to the Tenant require the Tenant to attend to the rebuilding of the Premises and after receipt of the notice the Tenant shall proceed with and complete the rebuilding of the Premises as soon as reasonably practicable and the Landlord shall direct all insurance monies received for such Insured Damage (except sums for Loss of Rent) to be paid to the Tenant towards carrying out such work and PROVIDED FURTHER that the Landlord shall not be liable to rebuild under this sub-clause if and for so long as such rebuilding is prevented because:

	5.3.1	the Landlord has failed despite using its reasonable endeavours to obtain all the Permissions

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	5.3.2	any of the Permissions is granted subject to a lawful condition which it is unreasonable to expect or impossible for the Landlord to comply with

	5.3.3	some defect or deficiency in the site on which it is to take place makes rebuilding impossible or incapable of being undertaken at a reasonable cost

	5.3.4	the Landlord is unable to obtain access to or is prevented from rebuilding the Estate by other private rights

	5.3.5	of war act of God governmental action strike lockout or

	5.3.6	of any other circumstances beyond the control of the Landlord

Cesser of rent

5.4

If the Premises (which expression in Clause 5.4 includes any essential means of access thereto across the Estate) suffer Insured Damage so as to render the whole or any part of the Premises unfit for occupation or use and the insurance against such Insured Damage has not been vitiated THEN the whole or (according to the nature and extent of the Insured Damage) a fair proportion of the Basic Rent and Service Charge shall be immediately suspended until:

	5.4.1	the parts of the Premises which have suffered the Insured Damage have been rebuilt so that they are no longer unfit for occupation or use as a result of the Insured Damage or

	5.4.2	the end of three years (or if longer of the period for which insurance for Loss of Rent against the Insured Damage has been effected under Clause 5.1) from the Insured Damage whichever is the earlier

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Tenant’s insurance obligations

5.5	The Tenant shall:

Notice of damage

	5.5.1	give notice to the Landlord immediately if the Premises are destroyed or damaged by any of the Insured Risks or if any event occurs which might affect any insurance policy relating to the Premises

Payment after vitiation

5.5.2

pay to the Landlord on demand the insurance monies (other than for Loss of Rent) which would have been payable but for such insurance being vitiated if Landlord’s Liability Insurance or similar insurance for neighbouring property of the Landlord is vitiated or if the Premises or the Estate or any neighbouring property of the Landlord are damaged or destroyed by any of the Insured Risks and the insurance against such damage or destruction is vitiated

Tenant’s insurance monies

	5.5.3	apply all monies to which the Tenant is entitled by virtue of any insurance of the Premises in making good the loss or damage in respect of which they are payable

No dangerous substances

	5.5.4	not without the consent of the Landlord bring or do on the Premises or the Estate anything of a dangerous combustible inflammable or explosive nature

Not to vitiate

5.5.5

not do or omit to do on the Premises or the Estate anything which may result in an increase in the premium for the insurance of the Premises or the Estate or any neighbouring property of the Landlord (unless the Tenant (with the approval of the Landlord such approval not to be unreasonably withheld) has paid such increased premium)

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or which may vitiate any insurance of the Premises the Estate or any neighbouring property of the Landlord

Insurer’s requirements

5.5.6	comply with the requirements and recommendations from time to time of the insurers of the Premises and the Estate

Insurance of Plant

5.5.7	effect and maintain such insurance policies as the Landlord from time to time requests for the Plant within and exclusively serving the Premises in respect of breakdown bursting and third party claims

Plate glass

5.5.8

insure and keep insured the plate glass in the Premises against breakage and third party risks and such other risks as the Landlord from time to time reasonably requests in its full value and replace any such plate glass which is broken or damaged with all practicable speed

Tenant’s third party liabilities

5.5.9	insure and keep insured the Premises against the Tenant’s third party public and occupiers’ liability risks in a sum approved by the Landlord such approval not to be unreasonably withheld

Terms etc of Tenant’s insurance

5.5.10

effect all such insurances through the agency nominated by and in an office previously approved (such approval not to be unreasonably withheld) by the Landlord in the joint names of the Tenant and the Landlord and of other parties notified to the Tenant by the Landlord and on demand produce to them particulars of any such policy or policies and the receipt for every premium for the then current year PROVIDED THAT if the Tenant fails to comply with its obligations to effect and maintain insurance the Landlord may do so and the Tenant shall repay all monies paid by the Landlord for that purpose on demand

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Payment of monies to Landlord

5.6

The Tenant hereby irrevocably authorises the insurers of the Estate and the Premises to pay any insurance monies in respect of the Estate and the Premises to the Landlord without the necessity of consent of the Tenant who shall issue such further separate authorities of this nature to the insurers whenever so requested by the Landlord

6.	PROVISOS

IT IS FURTHER AGREED as follows:

Forfeiture

	6.1	Whenever:

		6.1.1	the Rents are in whole or part unpaid 21 days after becoming payable whether formally demanded or not

		6.1.2	there is a breach of any of the Tenant’s obligations in this Lease

		6.1.3	the Tenant (which expression includes in Clauses 6.1.3 to 6.1.7 any person in whom this Lease is then vested) becomes bankrupt or is the subject of an interim order under the Insolvency Act 1986

6.1.4

the Tenant goes into voluntary or compulsory liquidation (except solely for the purpose of a bona fide solvent amalgamation or reconstruction) or is the subject of a winding- up order or a petition for an administration order or is otherwise dissolved wound up or ceases to exist

		6.1.5	a receiver or a receiver and manager or an administrative receiver is appointed in respect of the whole or any part of the Tenant’s undertaking or assets

		6.1.6	the Tenant enters into any arrangement or composition for the benefit of or with its creditors or

		6.1.7	the Tenant has any distress or execution levied on its goods

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6.1.7.1

THEN the Landlord may re-enter the Premises or any part of them in the name of the whole and the Term will determine absolutely but without prejudice to the rights of the Landlord in respect of any prior breach of the Tenant’s obligations in this Lease or any guarantor for them PROVIDED THAT in the event that the Landlord can exercise its right re-entry under this Clause then the Landlord hereby agrees that any mortgagee or chargee of this Lease will have 28 days (from the date the Landlord can re-enter the Premises) to serve notice on the Landlord (in respect of which time shall be of the essence) confirming unreservedly that:

(a)

it will take a new lease (“the New Lease”) of the Premises for the residue of the Term (for the avoidance of doubt the New Lease to be on the same terms as this Lease including the Rents payable and the Review Date); and

(b)

it will execute and deliver a counterpart of the New Lease to the Landlord within 14 days of the Landlord providing the same and further that it will pay all reasonable costs incurred by the Landlord in relation to the New Lease; and

	(c)	it will pay the arrears of all rent due and owed by the Tenant under this Lease up to and including the date the New Lease is completed

If the Landlord has not received the above-mentioned notice from any mortgagee or chargee within 28 days of the date it would have been entitled to re-enter the

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Premises then the Landlord is entitled to exercise its rights of re-entry absolutely

No implied rights

6.2

Save for the rights expressly set out in Schedule 2 the Tenant is not and shall not be entitled by implication of law or otherwise to any right or privilege over or against the remainder of the Estate or any neighbouring property which belongs to the Landlord now or in the future

No restrictions on adjoining property

6.3

Nothing contained or implied in this Lease shall impose or be deemed to impose any restriction on the use of any land or building (other than the Premises) or give the Tenant the benefit of or prevent the release or modification of any obligation entered into by any purchaser lessee or occupier of any neighbouring property

Exclusion of liability

6.4

Except insofar as liability may be covered by insurance effected by the Landlord in force when the liability is incurred the Landlord shall not be responsible to the Tenant or anyone at the Premises or the Estate for any accident happening or injury suffered or for any damage to or loss of any chattel sustained in the Premises or the Estate whether caused by negligence or otherwise

Release of Landlord

6.5

Each of the Tenant and its successors in title hereby releases each person now or hereafter included in or comprising the Landlord from liability for any breach of the landlord’s obligations in this Lease or any collateral agreement occurring while that person is not the Tenant’s immediate landlord

Compensation

6.6

Save to the extent prohibited by any rule of law neither the Tenant nor any undertenant shall be entitled on quitting the whole or any part of the Premises to claim any compensation from the Landlord under the 1954 Act or any other

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present or future statute and the Tenant shall indemnify the Landlord against any claim for such compensation

Service of notices

6.7	Any notice served under this Lease:

	6.7.1	shall be in writing

	6.7.2	may be addressed to “the Landlord” or “the Tenant” by that designation without naming the person who is the Landlord or the Tenant

	6.7.3	shall be validly served if left at the addressee’s last known place of abode or business in the United Kingdom

	6.7.4	shall (in the case of the Tenant) be validly served if attached to or left at the Premises and

6.7.5

shall be validly served on the third day (excluding Saturdays Sundays and statutory bank holidays) after being posted if it is posted to the addressee’s last known place of abode or business in the United Kingdom in a registered letter or by recorded delivery service unless returned through the post office undelivered

Representations

6.8

The Tenant acknowledges that it has not entered into this Lease in reliance wholly or partly on any written oral or implied representation by or on behalf of the Landlord other than the Landlord’s solicitor’s replies to the Tenant’s solicitor’s written enquiries and all liability of the Landlord and remedies of the Tenant for any other non-fraudulent misrepresentation are excluded

6.9

Clause 6.8 only excludes or restricts any liability or remedy for misrepresentation to the extent that (notwithstanding the exclusion or restriction) it would be a fair and reasonable term to include in this Lease having regard to the circumstances which at the date of this Lease were or ought reasonably to have been known to or in the contemplation of the parties hereto

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Disputes

6.10

All cases of dispute between the Tenant or any undertenant of the Premises and the occupiers of any neighbouring property or the tenants or occupiers of any other part of the Estate in connection with the use or occupation of the Premises shall be submitted to the decision of a surveyor appointed by the Landlord acting as expert and not arbitrator whose decision shall be final and binding on matters of fact on all the parties to the dispute

Exclusion of third party rights

	6.11	It is not intended that any term of this Lease is enforceable by a third party under Section 1 of the Contracts (Rights of Third Parties) Act 1999

Sums due to Landlord treated as rent

6.12

Any sum due from the Tenant to the Landlord under this Lease shall be additional rent hereby reserved and paid by the Tenant (save where otherwise provided) on demand and shall be recoverable by action or distress and the word “Rents” shall be construed accordingly

7.	TENANT’S OPTION TO DETERMINE

In this Clause “Termination Date” means 31st January 2015

7.1

Subject to the pre-conditions in Clause 7.2 being satisfied on the Termination Date and subject to Clause7.3 the Tenant may determine the Term on the Termination Date by giving the Landlord not less than six month’s written notice The Term will then determine on the Termination Date but without prejudice to any rights of either party against the other for any antecedent breach of its obligations under this Lease

	7.2	The pre-conditions are that:

		7.2.1	vacant possession of the whole of the Premises is given to the Landlord and

		7.2.2	the Basic Rent and the Insurance Rent due under this Lease up to the Termination Date have been paid in full

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	7.3	The Landlord may waive any of the pre-conditions set out in Clause 7.2 at any time before the Termination Date by written notice to the Tenant

	7.4	The Tenant will cancel any registration it has made in connection with this Clause within five Working Days of the Termination Date

	7.5	Time will be of the essence for the purposes of this Clause

8.	RENT REVIEW

The Basic Rent for the time being payable under this Lease shall be reviewed as follows:

Frequency of review

	8.1	For the purposes of this Clause “the Review Date” means

Upwards only reviews

8.2

From and including the Review Date the Basic Rent shall be whichever is the greater of the amount of the Basic Rent payable during the twelve months immediately preceding the Review Date (ignoring for this purpose but without prejudice to any suspension under Clause 5) and the open market rent for the Premises at the Review Date

Basis of valuation

8.3

(Subject to Clause 8.4) the open market rent for the Premises at the Review Date shall be the amount agreed by the Landlord and the Tenant (or if they fail to agree determined in accordance with Clause 8.5) to be the best rent per year at which the Premises might reasonably be expected to be let in the open market on the Review Date:

		8.3.1	as a whole

		8.3.2	by a willing lessor to a willing lessee

		8.3.3	with vacant possession

		8.3.4	without taking any fine or premium

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8.3.5	for a term of ten years starting on the Review Date

8.3.6	on the terms of this Lease including this Clause other than as to the amount of the Basic Rent and the rent-free period (if any) applicable at the start of the Term

ON THE ASSUMPTIONS that at the Review Date:

8.3.7	the Landlord and the Tenant have fully complied with their obligations in this Lease

8.3.8	the Premises and the Estate and all other necessary services and facilities are in good and substantial repair and condition and fit and available for immediate beneficial occupation and use

8.3.9	no work has been carried out and nothing has occurred on or directly relating to the Premises or the Estate which has diminished the rental value of the Premises

8.3.10	if the Premises or the Estate have been damaged or destroyed they have been fully rebuilt

8.3.11	the Premises may be lawfully used for any of the purposes permitted by this Lease as varied or extended by any licence pursuant to this Lease

BUT DISREGARDING:

8.3.12	the fact that the Tenant any undertenants or their respective predecessors in title shall have been in occupation of the Premises

8.3.13	any goodwill that shall have become attached to the Premises from the carrying on of the business of the Tenant or any undertenants or their respective predecessors in such business

8.3.14	any effect on rent of the Premises attributable to the existence at such Review Date of any alterations additions or improvement to the Premises lawfully carried out by the Tenant any undertenants or

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their respective predecessors in title with the consent of the Landlord (where necessary) under the terms of this Lease otherwise than in pursuance of any obligation to the Landlord and/or their immediate landlord

	8.3.15	the fact that the Premises or the Estate or any necessary facilities or services shall be defective in any way

Treatment of rent free periods

8.4

The open market rent for the Premises shall be ascertained without making any discount reduction or allowance to reflect (or compensate the Tenant or the hypothetical tenant for the absence of) any rent-free period or concessionary rent period during which fitting-out works would be carried out which it might then be the practice in open market lettings for a landlord to make so that the open market rent for the Premises shall be that which would be payable after the expiry of any such rent-free or concessionary rent period

Method of determination

8.5	If the Landlord and the Tenant fail to agree the open market rent for the Premises by a date three months before any Review Date then:

8.5.1

the determination of the open market rent for the Premises at that Review Date may be referred to an independent chartered surveyor (“the Surveyor”) with experience in the letting of commercial premises in Greater London and the home counties

8.5.2

the Surveyor shall be appointed by the Landlord and the Tenant jointly and (if they fail to agree) shall be nominated at the request of the Landlord or the Tenant by or on behalf of the President (or Senior Officer) (“the President”) for the time being of The Royal Institution of Chartered Surveyors

8.5.3

if the Surveyor dies delays or becomes unwilling unfit or incapable of acting or if for any other reason the President thinks fit he may on the application of the Landlord or the Tenant by writing discharge the Surveyor and appoint another in his place

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	8.5.4	the costs and expenses of the Surveyor (including the costs of his appointment) shall be borne as he shall direct or in default of direction by the Tenant

	8.5.5	the Surveyor shall act as an arbitrator or (at the option of the Landlord) independent expert

	8.5.6	if the Surveyor is an arbitrator (subject to Clause 8.5.3) the arbitration shall be conducted in accordance with the Arbitration Act 1996

	8.5.7	if the Surveyor is an independent expert:

		8.5.7.1	his decision shall be final and binding and

		8.5.7.2	he shall afford the Landlord and the Tenant an opportunity to make representations to him and to comment to him on the other’s representations

Interim arrangements

8.6	If the open market rent for the Premises payable from any Review Date has not been ascertained in accordance with this Clause before that Review Date then:

	8.6.1	the Tenant shall until the first Quarter Day after the date on which it is ascertained continue to pay the Basic Rent at the rate applicable but for the review due at that Review Date

	8.6.2	within seven days after the date on which it is ascertained the Tenant shall pay to the Landlord as additional Basic Rent:

8.6.2.1

the amount (if any) of the shortfall between (a) the amount of the Basic Rent so payable by the Tenant down to such Quarter Day and (b) the amount which would have been payable if it had been ascertained before that Review Date and

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8.6.2.2

interest at 4% below the Prescribed Rate on each further payment of Basic Rent which would have been payable if it had been ascertained before that Review Date for the period from when such payment would have been payable until due for payment under this sub-clause

Time not of the essence

8.7	In respect of the time limits mentioned in this Clause time shall not be or be deemed to be of the essence

Statutory restrictions

8.8

If at any Review Date there is in force a statute or other instrument which prevents restricts or modifies the Landlord’s rights to review the Basic Rent in accordance with this Lease and/or to recover any increase in the Basic Rent then (if such prevention restriction or modification is removed relaxed or modified but without prejudice to its rights (if any) to recover any Basic Rent the payment of which has only been deferred by law) the Landlord may by giving not less than one month’s nor more than three months’ notice in writing to the Tenant at any time within six months of it being removed relaxed or modified proceed with any review of the Basic Rent which was prevented or further review the Basic Rent in respect of any review where the Landlord’s right was restricted or modified and the date of expiry of such notice shall be deemed to be a Review Date (provided that nothing in this sub-clause shall vary any subsequent Review Dates) and to recover any increase in Basic Rent thereby resulting with effect from the earliest date permitted by law

Memoranda

8.9

Whenever the Basic Rent has been agreed or determined in accordance with this Clause memoranda of it shall be signed by or on behalf of the Landlord and the Tenant and attached to this Lease and its counterpart and the Tenant shall bear the costs relating to the memoranda

IN WITNESS whereof this Lease has been duly executed by the parties hereto and is delivered as a Deed the day and year first before written

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SCHEDULE 1

(Definition of the Premises)

The whole and each part of the building on the Estate edged red on the attached plan and known as Unit J City Park Watchmead Welwyn Garden City Hertfordshire INCLUDING all structural and external parts and any Conduits and Plant within the Premises which does exclusively serve the Premises and subject thereto including:

1.	All additions and alterations to the Premises

2.	All fixtures from time to time annexed to the Premises

3.	Any interior screeding plaster work wall and ceiling finishes (including any false ceilings and the airspace above the false ceilings) and all ornamental or architectural features

4.

All internal staircases non-structural walls and partitioning and where such walls and or partitioning abut any other part of the Estate which is suitable for letting by the Landlord for independent occupation one half (severed vertically) of each of such walls or partitioning

5.	The boards and screeds of floors and any floor coverings in the Premises now or in the future provided by or at the cost of the Landlord

6.	All windows window frames doors and door frames

7.	All Conduits within and exclusively serving the Premises

8.	All Plant within and exclusively serving the Premises

SCHEDULE 2

(Rights granted)

Conduits

1.	(So far as the Landlord can grant them and subject to temporary interruption for repair alteration or replacement) the passage of water soil gas electricity and other services

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to and from the Premises in and through the Conduits which now serve the Premises and are in or over other parts of the Estate

Common Parts

2.	(Subject to any regulations from time to time made by the Landlord) to use the Common Parts for all proper purposes in connection with the use and enjoyment of the Premises

Car parking

3.

(Subject to compliance with any security arrangements made from time to time by the Landlord) to park up to 42 private motor cars within the spaces coloured orange the attached plan or within such alternative spaces as the Landlord from time to time determines with all necessary rights of access to and egress from them

Support

4.	Support shelter and protection for the Premises from other parts of the buildings on the Estate

Roads

5.

To pass to and from the Premises at all times for all purposes connected with the proper use and enjoyment of the Premises with or without vehicles along the roads within the Estate and (but on foot only) the footpaths and corridors giving access to the Premises from the public highway

Access

6.

(After giving reasonable notice at reasonable times) to enter other parts of the Estate or any adjoining property belonging to the Landlord so far as may be necessary for the purposes of carrying out any repairs and decorations for which the Tenant is responsible under this Lease SUBJECT TO the Tenant making good immediately all damage occasioned thereby to the satisfaction of the Landlord and its tenants and complying with the reasonable requirements of and causing the minimum of inconvenience (whether by week-end working or otherwise) to the occupiers of the adjoining property

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Loading

7.

The right to load and unload vehicles on any part of the Phase to the extent that the use of the Phase shall be necessary for such purposes PROVIDED THAT any loading or unloading of vehicles shall at all times be carried out in a proper manner and without avoidable inconvenience or disturbance to any other tenants occupiers or users of any adjoining or neighbouring land

Skips

8.

The right to install (subject to the Tenant complying with its covenants in relation thereto) one skip in a position near the Premises first approved by the Landlord and of a colour first approved by the Landlord

SCHEDULE 3

(Exceptions and reservations)

Conduits

1.

The passage of water soil gas electricity and other services to and from all neighbouring property whether belonging to the Landlord or not in and through the Conduits which are now or hereafter in or over the Premises

Easements

2.	All other easements or other rights in the nature of easements or quasi-easements now enjoyed by any neighbouring property of the Landlord over the Premises

Support

3.	Support shelter and protection from the Premises for adjoining buildings or structures now or hereafter erected against or over the Premises

Emergency access

4.	In case of emergency to pass through the Premises in accordance with the requirements of any competent authority

Entry

5.	To enter the Premises for the purposes mentioned in this Lease

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To build

6.

To build or rebuild or alter any buildings on any neighbouring land in any manner whatsoever notwithstanding that as a result there is a diminution in the present or future access of light or air to the Premises which it is hereby agreed is and shall be enjoyed with the consent of the Landlord or other the owner or occupier of such land and not as of right

SCHEDULE 4

(Documents which affect or relate to the Premises)

All those documents referred to in the title to HD243902

SCHEDULE 5

(the Service Charge)

PART 1

(Definitions)

In this Schedule the following expressions have the meanings set against them:

“Accountant”	any person or firm appointed by or acting for the Landlord (including an employee of the Landlord or a company which is a member of the same group of companies as the Landlord

“Account Day”	the 31st day of December in each year of the Term (or such other day as the Landlord from time to time determines)

“Accounting Period”	the periods:

(1) from and including the start of the Term (or if earlier the date when the Tenant first had or was entitled to have access to the Premises) to and including the first Account Day

(2) from and including the day after each Account Day in the Term (except the last one) until and including the next

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Account Day

(3) from but excluding the last Account Day in the Term to the end of the Term

“the Retained Parts”

means in Part 3 of this Schedule the parts of the Phase consisting of buildings which for the time being are neither let to nor intended to be let to occupational tenants and in Part 4 of this Schedule the parts of the Estate not consisting of such buildings

“the Service Charge Expenditure”	means the total cost of provision of the Services and of the expenses set out in Part 3 and Part 4 respectively of this Schedule as calculated in Part 2 of this Schedule

“the Service Charge Percentage”

means the proportion from time to time determined by the Accountant as a fair proportion for the Premises to bear of the Service Charge Expenditure and in making such determination the Accountant shall be entitled to have regard to the extent of the Estate from time to time developed and benefitting from the Services and matters mentioned in Part 4 of this Schedule and the extent of the Estate in respect of which the Landlord is providing such services and may also take into account the extent to which any particular Services or matters mentioned in Part 4 of this Schedule benefit or are used by particular tenants of the Estate

“the Service Charge”	means the sum from time to time calculated by the Accountant and payable by the Tenant in the manner set out in Part 2 of this Schedule

PART 2

(Calculation and Payment of Service Charge)

1.	The Service Charge shall in relation to any Accounting Period during the Term be the Service Charge Percentage of the Service Charge Expenditure in respect of such Accounting Period

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2.

Save in respect of the first Accounting Period the Accountant shall before or as soon as is practicable after each Account Day prepare a certificate estimating the Service Charge Expenditure for the Accounting Period commencing immediately after such Account Day and stating the sum which shall be the provisional service Charge payable by the Tenant for that Accounting Period

3.	The Tenant shall pay the provisional Service Charge sum pursuant to paragraph 2 above by equal quarterly payments in advance on the usual quarter days

4.

The Tenant shall pay on the date hereof and on each of the following quarter days within the first Accounting Period such amount as the Landlord shall reasonably require which amount shall be the provisional Service Charge sum in respect of that Accounting Period

5.

If the Tenant shall not have been given notice of the Accountant’s estimate of the provisional Service Charge for an Accounting Period the Tenant shall on the relevant quarter days pay an amount equal to the last quarterly payment of Service Charge in the preceding Accounting Period and any requisite adjustment shall be made to the first quarterly payment after such notice is given

6.

As soon as practicable after each Accounting Period the Landlord will furnish the Tenant with a statement certified by the Accountant (which save for the correction of any manifest error therein shall be conclusive and binding on the Tenant) of the Service Charge Expenditure and the Service Charge payable by the Tenant for the preceding Accounting Period

7.

If the Service Charge for any Accounting Period shall exceed the provisional sum estimated pursuant to paragraph 2 or paid under paragraph 4 for that Accounting Period the excess shall be due to the Landlord on demand or if it shall be less than such provisional sum the overpayment shall be credited to the Tenant against the next quarterly payment of the Service Charge

8.

The provisions of this Schedule shall continue to apply notwithstanding the expiration of the Term but only in respect of the period to such expiration and any overpayment made by the Tenant in relation to the last Accounting Period shall be repaid to the

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Tenant within 21 days of the Accountant sending a certificate of the Service Charge and Service Charge Expenditure in respect of the final Accounting Period

PART 3

(The Services)

1.	Maintaining cleansing repairing resurfacing renewing (insofar as consistent with the Landlord’s obligation to repair) and insuring the Retained Parts

2.	Inspecting servicing maintaining repairing amending overhauling replacing and insuring all apparatus plant machinery and equipment within the Retained Parts from time to time

3.

3.1

Maintaining repairing cleansing emptying and draining all tanks gas pipes sewers drains ducts conduits telephone cables electricity wires flues flexes and other conducting media in or serving the Phase except those that are within and solely serve the Premises or any other part of the Phase other than the Retained Parts

3.2

Maintaining repairing and renewing (where reasonably necessary) all tanks gas pipes telephone cables electricity wires flexes and other conducting media and boundary walls and fences in or serving the Phase except those that are within and solely serve the Premises or any other part of the Phase other than the Retained Parts

4.	Providing and maintaining any plants shrubs trees or garden or grassed areas in the Retained Parts and keeping the same planted and free from weeds and the grass cut

PART 4

(Expenditure)

1.

The costs of the provision of services of the kind referred to in Part 3 of this Schedule but in relation to the Estate other than the Phase with references to “the Retained Parts” being treated as a reference to that expression as defined for the purposes of this Part

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2.

The cost of supplying providing purchasing hiring maintaining renewing replacing repairing servicing overhauling and keeping in good and serviceable order and condition all appurtenances fixtures fittings bins receptacles tools appliances materials equipment and other things which are necessary for the maintenance appearance upkeep or cleanliness of the Estate or any part of it

3.

The cost of collection compaction and disposal of refuse from the Estate insofar as the same is not carried out by the local authority and the maintenance of such other services as would normally be maintained by statutory undertakers insofar as the same are not maintained by the appropriate authority

4.	The cost of provision for notice boards for the purpose of showing the names of the tenants and other occupiers occupying the Estate and the updating of such notice boards as appropriate

5.	The cost of controlling traffic on the roads on the Estate and providing safety controls and security on the Estate

6.

The fees and disbursements of the Accountant and any other individual firm or company properly employed by the Landlord or by the Accountant for or in connection with the provision of the Services and the collection of the rents (other than the rent first hereinbefore reserved and the Insurance Rent) hereby reserved

7.	The cost of employing such staff as are necessary for the performance of the Services and the Services referred to in this Part including but without prejudice to the generality of the foregoing:

	7.1	insurance pension and welfare contributions

	7.2	transport facilities and benefits in kind

	7.3	the provision of uniforms and working clothing

	7.4	the provision of vehicles tools appliances cleaning and other materials fixtures fittings and other equipment for the performance of their duties and

	7.5	the cost of entering into contracts for the carrying out of all or any of such services

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8.

All existing and future rates water rates charges duties assessments impositions and other like outgoings payable by the Landlord in respect of the Estate or any part of it (excluding the Premises and any other part of the Estate other than the Retained Parts other than those payable or levied in respect of the trade or other activities or profits of the Landlord and any superior landlord or in respect of any disposal or deemed disposal (in either case whether a part disposal or not) of all or any part of any interest or estate in the Demised Premises or any part thereof by any person other than the Tenant or any person deriving title or interest through or under the Tenant

9.	The cost of the supply of electricity gas oil or other fuel for the provisions of the Services and the Services mentioned in this Part and for all purposes in connection with the Retained Parts

10.	The costs charges and expenses of preparing and supplying to the Tenant copies of any Regulations made by the Landlord relating to the Estate or the use of it

11.

The cost of complying with the provisions of any regulation bye-law notice legislation order or statutory requirements concerning town planning public health highways streets drainage or other matters relating or alleged to relate to the Retained Parts

12.	The costs to the Landlord of abating a nuisance in respect of the Estate or any part of it insofar as the same is not the liability of any individual tenant

13.	The costs of leasing any item required for the purpose of providing any of the services referred to in this Schedule

14.	Any interest and fees in respect of money borrowed to finance the provision of any of the services referred to in this Schedule

15.

Such provision (if any) that the Landlord shall determine for a sinking fund and reserve fund with a view to meeting future costs and to secure so far as is reasonably possible that the Service Charge shall be progressive and cumulative

16.	Value Added Tax payable by the Landlord in respect of the supply to by or on behalf of the Landlord of any of the services referred to in this Schedule

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17.	Any other costs reasonably and properly incurred by the Landlord in providing the services referred to in this Schedule

18.

Any other services relating to the Estate or any part of it reasonably provided by the Landlord from time to time during the Term in the interests of good estate management in the interest and not expressly referred to in this Schedule

SCHEDULE 6

(Alienation conditions)

PART 1

(Requirements for an assignment)

Application

1.	This Part applies for the purposes of Section 19(1A) of the Landlord and Tenant Act 1927

Principal test

2.

The Tenant shall not assign the Premises other than to a person who has audited accounts (and to the extent to which the assignee has or ought to have prepared such accounts for such period audited consolidated accounts for itself and its subsidiaries) copies of which have been produced to the Landlord for each of the three consecutive years before a date not earlier than nine months before the date of the assignment showing annual profits (before tax and extraordinary and exceptional profits or income and excluding profits from operations discontinued before the date of the assignment):

	2.1	higher (other than in the first year) than the amount thereof in the immediately preceding year and

2.2

of an amount equal to (in the case of profits) three times one year’s Basic Rent at the rate payable in respect of the date of the assignment (including the Landlord’s reasonable estimate of any increase therein then due under Clause 7 but not finally ascertained) and the Insurance Rent and Service

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Charge payable in the year immediately before the date of the assignment (ignoring any suspension thereof under Clause 5)

Authorised guarantee agreement

3.

Before any assignment of the Premises the assignor shall give a guarantee to the Landlord of the performance by that Assignee of the Tenant’s obligations in this Lease in such form as the Landlord reasonably requires but in any event containing provisions preventing the guarantee from being vitiated by:

	3.1	any neglect or forbearance of the Landlord

	3.2	any time or indulgence given by the Landlord

	3.3	any variation of this Lease or the variation of or entry into any other contract by the Landlord and the Tenant and

	3.4	the release of any security or guarantee held in relation to such obligations

Parallel guarantees

4.

Before any assignment of the Premises the Tenant shall procure that any person who is then a guarantor of the Tenant’s obligations in this Lease (other than a person who shall have previously been the Tenant and its guarantor) gives a guarantee to the Landlord of the assignor’s obligations in the guarantee given in relation to that assignment pursuant to paragraph 3 on the same terms as that guarantee with such amendments as the Landlord reasonably requires to adapt them to use as a guarantee of the assignor’s obligations as guarantor

Further guarantors

5.

Paragraphs 3 and 4 are without prejudice to the Landlord’s right (if acting reasonably) to require such other persons as are acceptable to the Landlord in its reasonable discretion to give a guarantee of the performance by the assignee of the Tenant’s obligation in this Lease on the terms set out in paragraph 3

No arrears

6.	The Tenant shall not assign the Premises unless it has paid all Rents and other sums which have fallen due under this Lease before the date of the assignment

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PART 2

(General requirements)

Prior approval to permitted dealings

1.

(Subject to the other provisions of this Schedule and Clause 3.22) the Tenant shall not without the approval of the Landlord (such approval not to be unreasonably withheld) assign charge or underlet the whole of the Premises

Group sharing

2.

(Notwithstanding the foregoing or any covenant entered into by an undertenant pursuant to this Lease) the Tenant or any undertenant may share occupation of the whole or any part of the Premises with a person who is a member of the same group as the Tenant or the undertenant as the case may be (within the meaning of Section 42 of the 1954 Act) for so long as both the Tenant or undertenant and the other person remain members of that group subject to:

	2.1	no landlord and tenant relationship or other interest in the Premises at law or in equity being thereby created and

	2.2	the Tenant notifying the Landlord immediately of the identity of the other person

No underlettings of part

3.	There shall be no underletting of any part of the Premises (as distinct from the whole)

No premiums for underleases

4.

No underlease shall be granted at a fine or premium nor other than at the then full open market rent for the premises underlet or (if higher) the Basic Rent then payable under this Lease such rent to be payable and to be subject to review on the same days and in the same manner as under this Lease

Undertenants’ direct covenants

5.	Before the grant or assignment of any underlease the undertenant or assignee shall covenant with the Landlord:

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	5.1	to comply with the Tenant’s obligations in this Lease (save as to payment of rent) until the underlease is assigned by an assignment which is not an excluded assignment and

5.2

not to assign charge underlet hold on trust for another or otherwise part with or share possession or occupation of or suffer any other person to occupy the whole or any part of the premises underlet save with the approval of the Landlord (such approval not to be unreasonably withheld) by way of an assignment or an underletting of the whole thereof complying with the provisions of this Schedule mutatis mutandis to a person who has entered into the covenants required by this paragraph 5

Terms of underleases

6.

Any underlease of the Premises shall be granted on the same terms as this Lease (including the reservation of rents equivalent to the Insurance Rent and Service Charge) modified to the same effect as the alienation covenants to be given to the Landlord pursuant to paragraph 5

Exclusion of security of tenure

7.

Before completion of any underlease (or if earlier before the undertenant becomes contractually bound to take any such underlease) of the Premises and before the occupation by any proposed undertenant of the premises to be demised thereby any such underlease shall be validly excluded from the operation of Sections 24 to 28 (inclusive) of the 1954 Act in accordance with the provisions of Section 38A of that Act and the relevant Schedules to the Order and the Tenant shall produce to the Landlord adequate evidence of such valid exclusion as referred to in Clause 3.24

(THE COMMON SEAL of NORTRUST
(NOMINEES LIMITED was hereunto
(affixed in the presence of:

(Sealing Officer duly authorised
(by the Board of Directors

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